                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 1, 1998


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)



             COMMISSION FILE NUMBER: 1934 ACT FILE NUMBER: 1-13174


                    MARYLAND                         54-1681655
          (State of other jurisdiction of        (I.R.S. Employer
            incorporation or organization)        Identification No.)

                2345 CRYSTAL DRIVE
                CRYSTAL CITY, VA                        22202
              (Address of principal                   (Zip Code)
               executive offices)



       Registrant's telephone number including area code: (703) 920-8500
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Item 2.   Property Acquisitions
-------------------------------

    On July 1, 1998, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, acquired a newly-constructed, 281 unit, luxury mid-rise apartment property located in Waltham, Massachusetts ("Cronin's Landing"). The total capitalized cost of approximately $62.4 million consisted of 92,793 limited partnership units of the Operating Partnership valued at $3 million, assumed debt of $31.5 million, a fair value adjustment to debt of $1.1 million and $26.8 million in cash drawn from the Company's line of credit facility. The initial 60 apartment units were completed in January 1998. As of July 1, 1998, all 281 apartment units had been completed and delivered and approximately 71% of the total 281 units had been leased. The Cronin's Landing property also includes 25,000 square feet of commercial space as well as an underground garage and surface parking.



                                       2
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                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 2nd day of July 1998.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                           By: /s/ W. D. Minami
                               ----------------
                               W. D. Minami
                               Senior Vice President and Chief Financial
                               Officer of the Registrant



                           By: /s/ Steven E. Gulley
                               --------------------
                               Steven E. Gulley
                               Vice President and Chief Accounting Officer
                               of the Registrant
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                                 EXHIBIT INDEX


EXHIBIT NO.   EXHIBIT
----------    ------------------------------------------------------------

99.1          Press Release dated May 19, 1998 of the Company